UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

GENCO SHIPPING & TRADING LIMITED

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall
Islands	001-33393	98-043-9758
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

299 Park Avenue
20th Floor	10171
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure

Genco Shipping & Trading Limited (“Genco”) disclosed today that it had entered into commitment letters for two new credit facilities as described below:

Proposed $253,000,000 Term Loan Facility

On July 16, 2010, Genco entered into a commitment for a $253,000,000 senior secured term loan facility. Genco intends to use the credit facility to fund a portion of the purchase price of the proposed acquisition of thirteen vessels from affiliates of Bourbon SA (collectively, “Bourbon”).  Under the terms of the commitment letter, the credit facility would be drawn down in thirteen tranches in amounts based on the particular vessel being acquired, with one tranche per vessel. The credit facility would have a maturity date of five years from the date of the first drawdown under the facility (but in any case before August 15, 2015), and borrowings under the facility would bear interest, as elected by us, at LIBOR for an interest period of three or six months, plus 3.00% per annum. A commitment fee is payable on the undrawn committed amount of the credit facility, which begins accruing on the closing date of the credit facility. Borrowings are to be repaid quarterly with outstanding principal amortized on a per vessel basis and any outstanding amount under the credit facility to be paid in full on the maturity date. Borrowings under the credit facility will be secured by liens on the vessels proposed to be acquired and other related assets. Certain of Genco’s subsidiaries, each of which will own one of the vessels proposed to be acquired, will act as guarantors under the credit facility.

The credit facility will require Genco to comply with a number of covenants, including financial covenants related to leverage, consolidated net worth, liquidity and interest coverage; dividends; collateral maintenance requirements; and other covenants, most of which to be in principle and calculation similar to our covenants under the existing $1.4 billion credit facility. The credit facility is expected to include usual and customary events of default and remedies for facilities of this nature.  Availability of each tranche of the credit facility will be subject to the delivery of each vessel from Bourbon and other conditions and documentation relating to the collateral securing the credit facility.

Proposed $100,000,000 Term Loan Facility

On July 14, 2010, Genco entered into a commitment letter for a $100,000,000 secured term loan facility. Genco intends to use the credit facility to fund or refund to us a portion of the purchase price of the proposed acquisition of five vessels from affiliates of Metrostar Management Corporation (collectively, “Metrostar”). Under the terms of the commitment letter, the secured credit facility would be drawn down in five equal tranches of $20,000,000 each, with one tranche per vessel. The credit facility would have a final maturity date of seven years from the date of the first drawdown, and borrowings under the facility would bear interest at LIBOR for an interest period of one, three or six months (as elected by us), plus 3.00% per annum. A commitment fee is payable on the undrawn committed amount of the credit facility, which begins accruing on the date on which Genco enters into definitive documentation for the credit facility. Borrowings are to be repaid quarterly, with the outstanding principal amortized on a 13-year profile, with any outstanding amount under the credit facility to be paid in full on the final maturity date. Borrowings under the credit facility will be secured by liens on the vessels proposed to be acquired and other related assets.  Certain of Genco’s subsidiaries, each of which will own one of the five vessels proposed to be acquired, will act as guarantors under the credit facility.

The credit facility will require Genco to comply with a number of covenants, including financial covenants related to leverage, consolidated net worth, interest coverage and dividends; minimum working capital requirements; collateral maintenance requirements; and other covenants, most of which to be in principle and calculation similar to our covenants under the existing $1.4 billion credit facility.  The credit facility would include usual and customary events of default and remedies for facilities of this nature.  Availability of each tranche of the credit facility will be subject to our acquisition of each of the five vessels from Metrostar and other conditions and documentation relating to the collateral securing the credit facility.

Genco plans to seek to enter into both credit facilities after the closing of the offerings announced by Genco today.  Entry into each facility is subject to definitive documentation and customary closing conditions.

In addition, Genco today disclosed the following acquisition breakeven analysis regarding its proposed Bourbon and Metrostar vessel acquisitions:

	Bourbon Acquisition(1)	Metrostar Acquisition(1)	2011 Pro Forma Fleet Breakeven(2)
Direct Vessel Operating Expenses(3)	$4,300	$4,200	$5,000
General & Administrative and Management Fees(4)	$356	$356	$1,267
Dry Docking(5)	$—	$—	$312
Interest Expense(6)	$2,433	$2,500	$4,490
Debt Amortization(7)	$4,278	$4,215	$4,093
Daily Cash Flow for Breakeven	$11,367	$11,271	$15,162
Average Number of Vessels			51.44

(1)	Daily cash flow breakeven for the Bourbon and Metrostar acquisition vessels is based on average expense figures across the acquisition fleets over a 12 month period.

(2)	2011 daily cash flow breakeven for the pro forma fleet, assume delivery of all Metrostar and Bourbon vessels as per guidance received from the sellers and the respective yards.

(3)	Direct Vessel Operating Expenses is based on management’s estimates and budgets submitted by our technical managers. We believe DVOE is best measured for comparative purposes over a 12-month period.

(4)

General & Administrative amounts, which include incentive compensation are based on a budget and may vary. Management Fees are based on the contracted monthly rate per vessel for the technical management of our fleet. The Bourbon and Metrostar acquisition figures only represent Management Fees and do not include any corporate General & Administrative amounts.

(5)	2011 pro forma fleet breakeven dry docking expenses represent budgeted expenditures for the pro forma fleet in 2011.

(6)

2011 pro forma daily interest expense is based on our estimated outstanding balance of $1,277 million as of June 1, 2011 under the $1.4 billion revolving credit facility, estimated drawdowns for the deliveries of all 18 vessels for the Bourbon and Metrostar acquisition vessels under their respective credit facilities, issuance of new senior convertible notes in the amount of $100.0 million as well as anticipated debt amortization. Interest expense is based on LIBOR of 150 bps for any unswapped debt balances under the respective credit facilities.

(7)

2011 pro forma fleet debt amortization is based on the amortization schedule of the $1.4 billion revolving credit facility. Debt amortization for the new Bourbon and Metrostar credit facilities is based on the respective facilities average debt amortization schedule.

Note: The amounts shown will vary based on actual results.

The information set forth under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this presentation are the following:  (i) the fulfillment of the closing conditions under the Company’s agreements to acquire the Bourbon and Metrostar drybulk vessels; (ii) the terms of definitive documentation for Genco’s two proposed new credit facilities; and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, the Company’s Annual Reports on Form 10-K for the year ended December 31, 2009 and its reports on Form 10-Q and Form 8-K.

Item 8.01       Other Events.

Exhibits 1.1 and 1.2 filed with this Current Report contain the forms of Underwriting Agreement proposed to be entered into by Genco and the underwriters listed therein in connection with Genco’s proposed concurrent public offerings of convertible senior notes and common stock pursuant to its Registration Statement on Form S-3 (No. 333-155758) (the “Registration Statement”) previously filed with the U.S. Securities and Exchange Commission, and its prospectus supplements and accompanying prospectuses for such offerings. These exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Form of Convertible Notes Underwriting Agreement.

1.2	Form of Common Stock Underwriting Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: July 21, 2010

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Convertible Notes Underwriting Agreement.

1.2	Form of Common Stock Underwriting Agreement.